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                                                                EXHIBIT 21.1


                     MCCAW INTERNATIONAL, LTD. SUBSIDIARIES


McCaw International (Service), Ltd.

McCaw International (Delaware), Ltd.

McCaw International (Holdings), Ltd.

McCaw International (Brazil), Ltd.

McCaw International Investment Company

AirLink Servicos e Comercio Ltda.

Butler Gorge International Corp.

Telemobile Telecommunicacoes Ltda.*

Promobile Telecommunicacoes Ltda.*


LMP Consultoria e Representacoes Ltda.*


Telecommunicacoes Brastel S/C Ltda.*

Via Radio Adminstracao e Participacoes Ltda.

Via Radio-1 Telecommunicacoes Ltda.


Comercial Telecar Ltda.


Telemovel Servicos Ltda.

Car-Tel Telefonia Movel S/C Ltda.

Comercial Teleservice Ltda.

ATG-Telecommunicacoes e Comercio Ltda.

Radio Telecommunicacoes do Brasil Ltda.

Airfone Holdings, Inc.

Air-fone Participacoes e Empreendimentos S/C Ltda.

SOW Comercio e Servicos de Radiofonia Movel Ltda.

Air-fone Comercio e Servicos de Radiofonia Movel Ltda.

Art Consult Global International S/A

Master-Tec Industria e Comercio de Produtos Electronicos Ltda.*

McCaw International (Argentina), Ltd.

McCaw Argentina S.A.



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* McCaw International (Brazil), Ltd. directly or indirectly owns 49% and holds an option to purchase the remaining 51%.


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Buenos Aires Trunking S.A.

Communications Services S.A.

Airlink S.A.

McCaw International (CANMEX), Ltd.

Corporacion Mobilcom S.A. de C.V.

Tricom Network S.A. de C.V.

Servicios de Radiocommunicacion Movil de Mexico S.A. de C.V.

Sistemas de Communicaciones Troncales S.A. de C.V.

Teletransportes Integrales S.A. de C.V.

Fonotransportes Nacionales S.A. de C.V.

Fonotransportes A.C.

Radiophone S.A. de C.V.

Communicacion Integral San Luis S.A. de C.V. Prop.

Multifon S.A. de C.V.

Equipos de Radiocommunicacion Movil S.A.

Autofon de Mexico S.A. de C.V.

Telecommunicacion Radial S.A. de C.V.

Communicaciones 2000 S.A. de C.V.

Promocion de Servicios de Telecommunicacion S.A. de C.V.

Nacional de Telecommunicaciones S.A. de C.V.

McCaw International (Philippines) LLC

Top Mega Enterprises, Limited

Infocom Communications Network, Inc.

Shanghai McCaw Telecommunications Systems Co., Ltd.

McCaw International (Indonesia) LLC